PROMISSORY NOTE
(Commercial - Single Advance - Variable Rate)

$3,000,000.00    Plano, Texas    March 31, 2011

FOR VALUE RECEIVED, WHITESTONE FEATHERWOOD, LLC, a Texas limited liability company (“Borrower”), hereby promises to pay to the order of VIEWPOINT BANK, a federal savings bank (together with its successors and assigns and any subsequent holders of this Note, “Lender”), as hereinbelow provided, the principal amount of Three Million and No/100 Dollars ($3,000,000.00), together with interest thereon at the rates hereinbelow set forth, and otherwise in strict accordance with the terms and provisions contained herein.

ARTICLE I - DEFINITIONS

1.1    Definitions. As used in this Note, the following terms shall have the following meanings:

Borrower: As defined in the introductory paragraph of this Note.

Business Day: A weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Plano, Texas, are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.

Charges: As defined under Section 4.3(c) hereof.

Collection Costs: All reasonable costs or expenses paid or incurred by Lender in connection with the collection of this Note, including, without limitation, attorneys' fees, paralegal fees, expert witness fees, accounting fees, court reporter fees, filing fees, service of process fees, court costs, deposition costs, staff overtime charges, copying costs, certified copy costs, telecopy charges, courier or delivery charges and credit check charges.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debt or similar laws affecting the rights of creditors.

Deed of Trust: That certain Deed of Trust, dated as of the date hereof, executed by Borrower, as Grantor, to Mark E. Hord, as Trustee for Lender, as Beneficiary, relating to the Mortgaged Property. The indebtedness evidenced by this Note and the obligations created hereby are secured by the Deed of Trust and the other Loan Documents.

Default Rate: A rate per annum equal to the Note Rate plus five percent (5%) but in no event in excess of the Maximum Lawful Rate.

Event of Default: Any event or occurrence described in Section 3.1 hereof.

Index Rate: The rate of interest per annum for five (5) year balloon loans with a thirty (30) year amortization listed under the SecureConnect Amortizing portion of the Advance Rates published by the Federal Home Loan Bank on a Business Day. The Index Rate shall be determined by reference to the SecureConnect Amortizing rates published on the Federal Home Loan Bank of Dallas website on the Business Day in question as long as the SecureConnect Amortizing rates are published on such website. If publication of the SecureConnect Amortizing rates on such website is discontinued, then the Index Rate shall be the rate of interest per annum on the five (5) year United States Treasury Securities on a Business Day determined by reference to the “Money Rates” section of The Wall Street Journal as long as the five (5) year United States Treasury Securities rate is reported therein. If publication of the five (5) year United States Treasury Securities rate in The Wall Street Journal is discontinued, Lender shall determine the Index Rate from other sources. If the Index Rate or information establishing the Index Rate no longer is available, Lender shall select a comparable index which shall become the Index Rate. Lender's determination of the Index Rate in the absence of manifest error shall be conclusive and binding on Borrower.

Lender: As defined in the introductory paragraph of this Note.

Loan Documents: This Note, the Deed of Trust, any security agreement, any escrow agreement, any financing statements and such other agreements, documents and instruments now or hereafter governing, securing or pertaining to the indebtedness evidenced by this Note and/or any Related Indebtedness or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof or thereof.

Maturity Date: March 31, 2021.

Maximum Lawful Rate: As defined in Section 4.3(c) hereof.

Mortgaged Property: That certain real property located in Houston, Harris County, Texas, as more particularly described in the Deed of Trust, together with certain other rights, estates, interests, collateral and benefits now or at any time hereafter securing the payment of the indebtedness evidenced by this Note or the Related Indebtedness, whether by virtue of the Loan Documents or otherwise.

Note: This Promissory Note and any extensions, renewals, modifications and substitutions thereof or therefor.

Note Rate: During the period beginning on March 31, 2011, and ending on March 30, 2016, the Note Rate shall be a per annum rate of six percent (6%), and during the period beginning on March 31, 2016, and ending on the Maturity Date, the Note Rate shall be the Index Rate in effect on March 31, 2016, or on the next Business Day thereafter if March 31, 2016, is not a Business Day, plus three and ninety-eight hundredths percent (3.98%). Notwithstanding the foregoing or any other provision contained in this Note, the Note Rate shall never be less than six percent (6%) per annum, and if, on any applicable date, the Index Rate plus three and ninety-eight hundredths percent (3.98%) is less than six percent (6%) per annum, the Note Rate shall be six percent (6%) per annum. On March 31, 2016, or on the next Business Day after such date if March 31, 2016, is not a Business Day, Lender shall determine the Note Rate, and in the absence of manifest error, Lender's determination of the Note Rate shall be conclusive and binding.

Related Indebtedness: As defined in Section 4.3(c) hereof.

Any capitalized terms used in this Note and not otherwise defined herein shall have the meanings ascribed to them in the Deed of Trust. All terms used in this Note, whether or not defined in this Section 1.1, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II - INTEREST ACCRUAL/PAYMENT TERMS

2.1    Interest Accrual. The outstanding principal balance of this Note shall accrue interest at the applicable of the Note Rate or the Default Rate.

2.2    Payment of Principal and Interest. Upon the first disbursement under this Note, Borrower shall pay Lender any interest which will accrue from the date of this Note through the last day of March, 2011. The principal and interest on this Note shall be due and payable in monthly installments calculated using a thirty (30) year amortization of principal and interest. The initial monthly installment of principal and interest on this Note shall be Seventeen Thousand Nine Hundred Eighty-Six and 52/100 Dollars ($17,986.52). The first installment of principal and interest on this Note shall be due and payable on May 1, 2011, and another installment of principal and interest shall be due and payable on the first day of each calendar month thereafter through and including March 1, 2021. After any adjustment in the interest rate on this Note, the monthly installments of principal and interest due and payable on this Note shall be recalculated based on a thirty (30) year amortization period, less the period of time from the date of this Note through the date of recalculation, and using the new principal balance and/or new interest rate. Lender's determination of the monthly installment of principal and interest shall be conclusive and binding in the absence of manifest error. The entire unpaid outstanding principal balance of this Note and all accrued but unpaid interest shall be due and payable in full on the Maturity Date.

2.3    Application. Except as provided in Section 2.6 hereof, all payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any reasonable expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (ii) the payment of accrued but unpaid interest hereon; and (iii) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity.

2.4    Payments. All payments under this Note made to Lender shall be made in immediately available funds at 2101 Custer Road, MSC 330, Plano, Texas  75075 (or at such other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 3:00 p.m., Plano, Texas, time at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 3:00 p.m., Plano, Texas, time on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

2.5    Computation Period. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated, provided that if computing interest using a three hundred sixty (360) day year causes interest to exceed the Maximum Lawful Rate, interest shall be calculated using a three hundred sixty-five (365) day year, or three hundred sixty-six (366) day year, as applicable. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.4 hereof.

2.6    Prepayment. This Note may be prepaid in whole, but not in part, conditioned upon: (i) the payment to Lender of a prepayment premium equal to two percent (2%) of the outstanding principal balance of this Note on the date of prepayment if this Note is prepaid before the first anniversary of the date of this Note; or (ii) the payment to Lender of a prepayment premium equal to one percent (1%) of the outstanding principal balance of this Note on the date of prepayment if this Note is prepaid after the first anniversary of the date of this Note but on or before the second anniversary of the date of this Note. Following the second anniversary of the date of this Note, this Note may be prepaid in whole, but not in part, without premium. Any prepayment of this Note must be accompanied by payment of all accrued and unpaid interest and any other costs or charges which are owed but unpaid by Borrower pursuant to any of the Loan Documents.

2.7    Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law or other applicable laws, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be due and payable immediately upon demand.

2.8    Partial or Incomplete Payments. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

2.9    Default Rate. If any payment is not received in full by Lender within ten (10) days after the date that such payment is due, interest shall accrue at the Default Rate on such overdue payment from and after such tenth (10th) day until paid. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Rate, and such accrued interest shall be due and payable immediately. Notwithstanding the foregoing, none of the provisions contained in this Section 2.9 are intended or shall be construed to permit Lender to contract for, charge or receive interest in any amount that is in excess of the Maximum Lawful Rate, and all charges referred to in this Section expressly are limited to an amount not in excess of the Maximum Lawful Rate by the provisions of this sentence.

2.10    Late Charge. If any installment due hereunder is not paid in full within ten (10) days of the date due, Lender shall, without notice, be entitled to charge, and Borrower shall pay on demand, a late charge equal to five percent (5%) of the delinquent amount (the “Late Charge”). Imposition of a Late Charge is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Documents. Notwithstanding the foregoing, none of the provisions contained in this Section 2.10 are intended or shall be construed to permit Lender to contract for, charge or receive interest in any amount that is in excess of the Maximum Lawful Rate, and all charges referred to in this Section expressly are limited to an amount not in excess of the Maximum Lawful Rate by the provisions of this sentence.

ARTICLE III - EVENT OF DEFAULT AND REMEDIES

3.1    Event of Default. The occurrence or happening, at any time and from time to time, of any one or more of the following immediately shall constitute an “Event of Default” under this Note and under all of the other Loan Documents, and each such Event of Default shall be deemed to exist and to continue so long as, but only so long as, such Event of Default has not been cured or remedied:

(a)    Borrower shall fail, refuse or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or interest or any other portion of the indebtedness evidenced by this Note on the date such payment became due and payable pursuant to the terms of this Note, whether at the stipulated due date thereof, at a date fixed for payment, or at maturity, by acceleration or otherwise, and such payment is not made within five (5) calendar days after the delivery of written notice of non-payment from Lender to Borrower (but no notice is required prior to the accrual of interest at the Default Rate pursuant to Section 2.9); or

(b)    Borrower shall fail, refuse or neglect to pay, satisfy or perform any promise, covenant, duty or obligation contained in this Note other than those described in Section 3.1(a) above or contained in any of the other Loan Documents and such promise, covenant, duty or obligation remains unpaid, unsatisfied or unperformed thirty (30) days after delivery by Lender to Borrower of written notice thereof or ninety (90) days after delivery by Lender to Borrower of written notice thereof if such promise, covenant, duty or obligation is not capable of being satisfied or performed within such thirty (30) day period, but Borrower commences all reasonable actions to satisfy or perform such promise, covenant, duty or obligation before the end of such thirty (30) day period and thereafter diligently pursues such actions (in any event, an Event of Default shall be deemed to have occurred if the unsatisfied or unperformed promise, covenant, duty or obligation remains unsatisfied or unperformed ninety (90) days after the delivery of written notice from Lender to Borrower); or

(c)    Any representation, warranty or statement made by Borrower, any guarantor of Borrower's obligations or any representative of Borrower or any guarantor under or pursuant to the Loan Documents is determined by Lender in the exercise of reasonable discretion to be false or misleading in any material respect as of the date made; or

(d)    Borrower or any guarantor of Borrower's obligation: (i) shall execute an assignment for the benefit of creditors or an admission in writing of inability to pay debts generally as the debts become due; or (ii) shall consent to the appointment of a receiver, trustee or liquidator of any such party or of the Mortgaged Property, or any part thereof; or (iii) shall allow an order, judgment or decree to be entered by any court of competent jurisdiction appointing, a receiver, trustee or liquidator for the applicable party or for any substantial part of the applicable party's property, or executing upon, attaching or sequestering the Mortgaged Property or any substantial part of the applicable party's property and any such order, judgment or decree of appointment, execution, attachment or sequestration shall remain in force undismissed, unstayed, or unvacated for a period of ninety (90) days after the date of entry thereof; or (iv) shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any Debtor Relief Laws or an answer admitting the material allegations of a petition filed against the applicable party in any such proceeding, or the applicable party shall, by voluntary petition or answer, consent to or seek relief under the provisions of any Debtor Relief Laws providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with the applicable party's creditors; or (v) allows the filing of a petition against the applicable party as a debtor in a proceeding under Debtor Relief Laws, and such proceeding shall not be withdrawn or dismissed within ninety (90) days after the date of filing, or, under the provisions of any law providing for reorganization or winding-up of corporations, any court of competent jurisdiction shall assume jurisdiction, custody or control of the applicable party, the Mortgaged Property or any substantial part of the applicable party's property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days; or (vi) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of or which has the effect of suspending any of the rights or powers of Beneficiary or Trustee granted in this Note or in any of the other Loan Documents; or

(e)    Borrower abandons the Mortgaged Property or discontinues operation of any substantial portion of the Mortgaged Property for a period of more than thirty (30) consecutive days.

3.2    Remedies. Upon the occurrence of an Event of Default and so long as such Event of Default remains outstanding, Lender shall have the immediate right, at the sole discretion of Lender and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof, including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, (ii) to foreclose any liens and security interests securing payment hereof or thereof (including, without limitation, any liens and security interests covering any portion of the Mortgaged Property), and (iii) to exercise any of Lender's other rights, powers, recourses and remedies under this Note, under any other Loan Document, or at law or in equity, and the same (w) shall be cumulative and concurrent, (x) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (y) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (z) are intended to be, and shall be, nonexclusive. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, upon the occurrence of any Event of Default described in Section 3.1(c) hereof, the unpaid principal balance of this Note, all accrued and unpaid interest thereon and all other indebtedness of Borrower to Lender under any of the other Loan Documents automatically, ipso facto, shall be accelerated and shall be due and payable immediately without any requirement that Lender declare an acceleration or take any other action, and after any such acceleration, Lender shall be entitled to exercise all rights and remedies which are available under any and all of the Loan Documents after the occurrence of an Event of Default. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property or any portion thereof. Without limiting the provisions of Section 4.17 hereof, if this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all reasonable costs and expenses of collection, including, but not limited to, Lender's reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

3.3    Exculpation. Notwithstanding anything contained in the Loan Documents to the contrary, but subject to the qualifications provided in this Section 3.3, Lender agrees that: (i) Borrower shall be liable upon the indebtedness evidenced by this Note to the full extent (but only to the extent) of Borrower's interest in the Mortgaged Property; (ii) if an Event of Default occurs under this Note or under the other Loan Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights, benefits and security interests now or at any time hereafter securing the payment of this Note and the satisfaction of the other obligations of Borrower under this Note or under the other Loan Documents, and confirmation of any sale under power of sale, and no attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of Borrower, other than the Mortgaged Property, except with respect to the liability described below in this Section 3.3; and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights, benefits or security interests securing the payment of this Note or the other obligations of Borrower under the Loan Documents, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness evidenced by this Note shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this Section 3.3. Notwithstanding the foregoing provisions of this Section 3.3, Borrower (and the other party executing such instruments) shall be fully and personally liable and subject to all legal action for the obligations described and referenced in that certain Limited Guaranty and in that certain Indemnity Agreement (Environmental and Building Laws), both of even date herewith, and both executed by Borrower and another party concurrently herewith.

ARTICLE IV - GENERAL PROVISIONS

4.1    No Waiver; Amendment. No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any party now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.

4.2    WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THIS NOTE OR IN ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER

ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

4.3    Interest Provisions.

(a)    Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and any Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or any Related Indebtedness, or (iii) Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or any Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate automatically shall be canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or any Related Indebtedness (or, if this Note and any Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, refund such excess interest to Borrower. Borrower hereby agrees that, as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or any Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, through the stated term of this Note and/or any Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)    Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at Lender's option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

(c)    Definitions.

(i)    As used hereunder, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

(ii)    As used hereunder, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated or deemed as interest under applicable law.

(iii)    As used hereunder, the term “Related Indebtedness” shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.

4.4    Use of Funds. Borrower hereby warrants, represents and covenants that (i) the loan evidenced by this Note is made to Borrower solely for the purpose of acquiring or carrying on a business or commercial enterprise, (ii) all proceeds of this Note shall be used only for business and commercial purposes, and (iii) no funds disbursed hereunder shall be used for personal, family, agricultural or household purposes.

4.5    Further Assurances and Corrections. From time to time, at the reasonable request of Lender, Borrower will: (i) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents) and perform such further acts and provide such further assurances as may be necessary, desirable or proper in Lender's reasonable opinion (A) to carry out more effectively the purposes of this Note and the other Loan Documents and the transactions contemplated hereunder and thereunder, (B) to confirm the rights created under this Note and the other Loan Documents, (C) to protect and further the validity, priority and enforceability of this Note and the other Loan Documents and the liens and security interests created thereby, and (D) to subject to the

Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents; and (iii) pay all costs in connection with any of the foregoing.

4.6    Governing Law; Submission to Jurisdiction. This Note is executed and delivered as an incident to a lending transaction negotiated and consummated in Collin County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Borrower, for Borrower and Borrower's successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas, (ii) waives, to the fullest extent permitted by law, any objection that Borrower may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any other Loan Document brought in the District Court of Collin County, Texas, or in the United States District Court for the Northern District of Texas, (iii) waives any objection Borrower may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (iv) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Lender's agreement to enter into the agreements and obligations evidenced by the Loan Documents, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section 4.6 are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications or replacements in respect of any and all of the applicable Loan Documents. In connection with any litigation, this Note may be filed as a written consent to a trial by the court.

4.7    Counting of Days. If any time period referenced hereunder ends on a day other than a Business Day, such time period shall be deemed to end on the next succeeding Business Day unless otherwise expressly provided herein.

4.8    Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender with respect to the Loan Documents is solely that of debtor and creditor. Lender has no fiduciary or other special relationship with Borrower. Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

4.9    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, devisees, executors, administrators, personal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other parties claiming by, through or under them. The terms “Borrower” and “Lender” as used hereunder shall be deemed to include their respective heirs, devisees, executors, administrators, personal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other parties claiming by, through or under them.

4.10    Lender's Discretion. Whenever, pursuant to this Note, Lender exercises any right given to Lender to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall be (except as is otherwise specifically and expressly provided herein to the contrary) in the sole discretion of Lender and shall be final and conclusive.

4.11    Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

4.12    Joint and Several Liability. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note.

4.13    Headings. The Article, Section and Subsection headings hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections or any provisions hereof.

4.14    Controlling Agreement. In the event of any conflict between the provisions of this Note and the Deed of Trust, it is the intent of the parties hereto that the provisions of the Deed of Trust shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Deed of Trust), it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

4.15    Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, telecopier or telefacsimile transmission to the addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein, provided that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days prior notice to the other party in the manner set forth herein. Lender's initial address for notice is 1309 W. 15th Street, Suite 210, Plano, Texas  75075, Attn: Patrick Ramsier. Borrower's initial address for notice is 2600 S. Gessner Road, Suite 500, Houston, Texas  77063, Attn: David K. Holeman.

4.16    Severability. If any provision of this Note or the application thereof to any party or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other parties or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

4.17    Collection Costs. If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any party hereto, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all Collection Costs.

4.18    Gender. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

4.19    Statement of Unpaid Balance. At any time and from time to time (but no more than four [4] times during any calendar year), Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form reasonably satisfactory to Lender, stating the unpaid principal balance of the indebtedness evidenced by this Note and any Related Indebtedness and that there are no offsets or defenses against full payment of the indebtedness evidenced by this Note and any Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

4.20    WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER ACKNOWLEDGES THAT NO PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF BORROWER'S OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAVIER WITH SUCH COUNSEL.

4.21    Errors and Omissions. If requested by Lender, Borrower agrees to fully cooperate in the correction of errors and omissions (which are determined to be necessary in the reasonable discretion of Lender) in the Loan Documents so that all Loan Documents accurately describe the contemplated loan transaction. Borrower agrees to assume all costs, including, by way of example and not limitation, actual expenses, legal fees and marketing losses, arising or resulting from Borrower's failure to comply with any request by Lender pursuant to this Section within thirty (30) days after such request is made.

4.22    ENTIRE AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day, month and year first written above.

BORROWER:

WHITESTONE FEATHERWOOD, LLC,
a Texas limited liability company

By:    Whitestone REIT Operating Partnership, L.P.,
a Delaware limited partnership,
its sole Member

By:    Whitestone REIT,
a Maryland real estate investment trust,
its sole General Partner

By    /s/ John J. Dee
John J. Dee
Chief Operating Officer